UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 19, 2005

Portrait Corporation of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-8550	57-1208051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Matthews-Mint Hill Road, Matthews, North Carolina	28105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 847-8011

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, the Company is party to a sales contract, originally dated February 4, 2002, as amended (the “2002 Sales Contract”), with AgfaPhoto USA Corporation (when referred to collectively with its affiliated corporations, “AgfaPhoto”). AgfaPhoto USA Corporation is the supplier of photographic paper, film and processing chemistry for the Company’s North American requirements. On October 19, 2005, an Amendment No. 4 to the 2002 Sales Contract (“Amendment No. 4”) became effective. This amendment acknowledged the parties’ agreement to substitute Agfa GmbH, the German parent corporation of AgfaPhoto USA Corporation, as the party that may fulfill AgfaPhoto USA Corporation’s film supply obligations under the 2002 Sales Contract and the party to whom the Company is to make payments under the 2002 Sales Contract. In addition, Amendment No. 4 had the effect of accelerating payment terms (as well as delivery), by approximately 1 week, with respect to approximately $0.6 million of the total purchase price for an order to satisfy the Company’s North American film requirements for the balance of 2005. Prior to Amendment No. 4, the Company had been paying AgfaPhoto USA Corporation, as the supplier of film under the 2002 Sales Contract, for film orders on a cash-before-delivery basis.  Under the terms of the 2002 Sales Contract, the Company will revert to paying for film and other products on a cash-before-delivery basis after receipt of the products deliverable under Amendment No. 4.

Pursuant to these revised payment terms, the Company paid the first installment of approximately $0.2 million at or about the time of execution of Amendment No. 4 and expects to pay in the near future second and third installments upon confirmation from Agfa GmbH that specified goods are ready for shipment.  Amounts paid under these installments will serve as a credit against the Company's total purchase price obligations for this order under the 2002 Sales Contract.

Additional disclosures regarding the Company’s relationship with AgfaPhoto and the 2002 Sales Contract, the Company’s plans and arrangements with AgfaPhoto regarding the deferral of specified outstanding accounts payable with AgfaPhoto, the Company’s liquidity position and contingencies that may affect the Company’s ability to meet its payment obligations to AgfaPhoto and otherwise to continue as a going concern are included in the Company’s annual report on Form 10-K for the fiscal year ended January 30, 2005, as well as its quarterly report on Form 10-Q for the quarter ended July 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTRAIT CORPORATION OF AMERICA, INC.

Date: October 25, 2005	By: /s/ William J. Billiard
William J. Billiard
Senior Vice President, Interim Chief Financial Officer & Corporate Controller